SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-52356

Date of Report: July 22, 2008

SEAWAY VALLEY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	20-5996486
(State of other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10-18 Park Street, 2nd Floor, Gouverneur, NY	13642
(Address of principal executive offices)	(Zip Code)

(315) 287-1122
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 22, 2008 the Board of Directors of Seaway Valley Capital Corporation determined that, due to errors in accounting, the following financial statements should not be relied upon:

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Financial Statements for the years ended December 31, 2007 and 2006 included in the Annual Report on Form 10-KSB filed on April 15, 2008;

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Financial Statements for the quarters ended March 31, 2008 and 2007 included in the Quarterly Report on Form 10-Q filed on May 20, 2008;

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Pro Forma Financial Statements included in Amendment No. 1 to the Current Report on Form 8-K filed on January 18, 2008.

The primary reason for the non-reliance was the error in consolidating the financial results of Wisebuys Stores, Inc. with the financial results of Seaway Valley Capital Corporation during periods prior to the acquisition of Wisebuys Stores, Inc. by Seaway Valley Capital Corporation.  Several other errors were also determined.  Earthworks’ Chief Executive Officer, who is authorized by the Board of Directors to discuss matters of accounting policy with the independent accountant, discussed the errors in accounting with the independent accountant for Seaway Valley Capital Corporation.

On August 13, 2008 Seaway Valley Capital Corporation filed an amendment to its 2007 10-KSB and an amendment to its March 2008 10-Q.  The financial statements in the amendments contain detailed explanations of the revisions made to those statements.  On August 18, 2008 Valley Capital Corporation filed a second amendment to its Current Report on Form 8-K, in order to conform the pro forma financial statements to the amended filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 27, 2008

SEAWAY VALLEY CAPITAL CORPORATION

By:

/s/ Thomas Scozzafava

Thomas Scozzafava

Chief Executive Officer